UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 18, 2012
Date of Report (date of earliest event reported)

SCHIFF NUTRITION INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On April 2, 2012, Schiff Nutrition International, Inc. (“Schiff”, the “Company”, “we”, “us” or “our”) filed a Report on Form 8-K announcing, among other things, our execution of a Stock Purchase Agreement (the “Agreement”) to acquire all of the outstanding capital stock of Airborne, Inc. (“Airborne”) for aggregate consideration of $150.0 million in cash (the “Acquisition”) effective March 30, 2012 (the “Closing Date”).  On the Closing Date, we also entered into a credit agreement (the “Credit Agreement”) with Royal Bank of Canada, as issuing bank, swingline lender and administrative agent, pursuant to which we borrowed $150.0 million of term loans (the “Term Loans”) to finance the Acquisition and together with cash on our balance sheet to pay related fees and expenses.

In connection with the syndication of the Credit Agreement, the Company anticipates providing presentation slides to potential lenders under the Credit Agreement.  The Company intends to communicate to potential lenders certain information concerning Schiff and Airborne which has not been made publicly available.  This information is set forth in portions of the presentation slides, which are attached hereto as Exhibit 99.1 and are incorporated by reference herein.  The information in this Item, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of this Report on Form 8-K; consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Item in this Report on Form 8-K.

Exhibit 99.1 includes non-GAAP financial measures, including Adjusted EBITDA of Schiff, Airborne and a combination of Schiff and Airborne. Schiff defines “Adjusted EBITDA” in the presentation slides as income from operations before depreciation, amortization and stock-based compensation as adjusted for permitted adjustments under the Credit Agreement, which consist of acquisition-related costs, reorganization and other unusual expenses and other non-cash adjustments.  This non-GAAP financial measure is not prepared in accordance with generally accepted accounting principles (“GAAP”) and may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  A reconciliation of Adjusted EBITDA for Schiff, Airborne and Schiff and Airborne on a combined basis for the periods presented to the comparable GAAP measures are included in Exhibit 99.1.  Schiff’s management believes the presentation of Adjusted EBITDA is relevant and useful because Adjusted EBITDA is a measurement industry analysts utilize when evaluating Schiff’s and Airborne’s operating performance.  Schiff’s management also believes Adjusted EBITDA enhances an investor’s understanding of Schiff’s and Airborne’s results of operations because it measures Schiff’s and Airborne’s operating performance exclusive of non-cash charges for depreciation, amortization and stock-based compensation as well as other unusual or non-recurring items.  Schiff’s management also provides this non-GAAP measurement as a way to help investors better understand Schiff’s core operating performance, enhance comparisons of Schiff’s core operating performance from period to period and to allow better comparisons of Schiff’s operating performance to that of its competitors.

Schiff expects to incur costs related to the Acquisition and the establishment of the Credit Agreement of approximately $12.2 million (the “aggregate costs”) in fiscal 2012.  Approximately $4.5 million of the aggregate costs will be recognized in fiscal 2012, of which a certain amount will not be deductible for federal income tax purposes.  The remainder of the aggregate costs will be amortized over the term of the Credit Agreement.  Additionally, Schiff expects beneficial synergies of operating Schiff and Airborne together of $6-7 million in fiscal 2013 and an additional $3-4 million in fiscal 2014.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
99.1	Lender presentation slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ JOSEPH W. BATY
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer
Date: April 18, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Lender presentation slides.